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                      Exhibits to CERBCO, Inc. Form 10-QSB
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Exhibit 99.         CERBCO, Inc. Consolidating Schedules:  Statement of
                    Operations Information for the Three Months Ended December 31, 2000; Statement of Operations Information for the Six Months Ended December 31, 2000; Balance Sheet Information and Consolidating Elimination Entries as of December 31, 2000.

                                                   CERBCO, Inc.
                           CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                                       THREE MONTHS ENDED DECEMBER 31, 2000
                                                    (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated
                                                      -------------------------------------------------------------------------

Sales                                                   $5,805,494           $      0         $       0           $5,805,494
                                                        ----------           --------         ---------           ----------

Costs and Expenses:
  Cost of sales                                          5,190,917                  0                 0            5,190,917
  Selling, general and administrative expenses           1,184,724                  0           241,351              943,373
                                                        ----------           --------         ---------           ----------
    Total Costs and Expenses                             6,375,641                  0           241,351            6,134,290
                                                        ----------           --------         ---------           ----------

Operating Loss                                            (570,147)                 0          (241,351)            (328,796)
Investment Income                                          254,249      (A)  (109,012)          349,924               13,337
Interest Expense                                            (4,471)     (A)   109,012                 0             (113,483)
Other Income (Expense) - net                              (378,983)                 0          (409,541)              30,558
                                                        ----------           --------         ---------           ----------

Loss Before Non-Owned Interests in
    Insituform East and Income Taxes                      (699,352)                 0          (300,968)            (398,384)

Provision for Income Taxes                                  39,000                  0            39,000                    0
                                                        ----------           --------         ---------           ----------

Loss Before Non-Owned Interests in
    Insituform East                                       (738,352)                 0          (339,968)            (398,384)

Non-Owned Interests in Loss of Insituform East             241,934      (B)   241,934                 0                    0
                                                        ----------           --------         ---------           ----------

                                             NET LOSS   $ (496,418)     (C)  $241,934         $(339,968)          $ (398,384)
                                                        ==========           ========         =========           ==========

                                                   CERBCO, Inc.
                           CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                                        SIX MONTHS ENDED DECEMBER 31, 2000
                                                    (unaudited)

                                                       CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                       Consolidated       Eliminations      Unconsolidated      Incorporated
                                                       ------------       ------------      --------------    ----------------

Sales                                                  $12,137,583           $      0         $       0           $12,137,583
                                                       -----------           --------         ---------           -----------

Costs and Expenses
  Cost of sales                                         10,353,899                  0                 0            10,353,899
  Selling, general and administrative expenses           2,321,020                  0           440,491             1,880,529
                                                       -----------           --------         ---------           -----------
    Total Costs and Expenses                            12,674,919                  0           440,491            12,234,428
                                                       -----------           --------         ---------           -----------

Operating Loss                                            (537,336)                 0          (440,491)              (96,845)
Investment Income                                          500,912      (D)  (211,797)          685,532                27,177
Interest Expense                                            (8,548)     (D)   211,797                 0              (220,345)
Other Income (Expense) - net                              (387,557)                 0          (485,320)               97,763
                                                       -----------           --------         ---------           -----------

Loss Before Non-Owned Interests in
    Insituform East and Income Taxes                      (432,529)                 0          (240,279)             (192,250)

Provision for Income Taxes                                  85,000                  0            85,000                     0
                                                       -----------           --------         ---------           -----------

Loss Before Non-Owned Interests in
    Insituform East                                       (517,529)                 0          (325,279)             (192,250)

Non-Owned Interests in Loss of Insituform East             116,751      (E)   116,751                 0                     0
                                                       -----------           --------         ---------           -----------

                                             NET LOSS  $  (400,778)     (F)  $116,751         $(325,279)            $(192,250)
                                                       ===========           ========         ==========          ===========

                                                   CERBCO, Inc.
                                CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                                 DECEMBER 31, 2000
                                                    (unaudited)

                                                       CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                       Consolidated       Eliminations      Unconsolidated      Incorporated
                                                       ------------       ------------      --------------    ----------------
ASSETS
Current Assets:
  Cash and cash equivalents                            $ 1,120,654           $         0        $   393,991       $   726,663
  Marketable securities                                  8,936,416                     0          8,936,416                 0
  Accounts receivable                                    7,391,132                     0            272,286         7,118,846
  Inventories                                            1,261,973                     0                  0         1,261,973
  Prepaid and refundable taxes                              22,895                     0                  0            22,895
  Prepaid expenses and other                               213,575                     0                  0           213,575
                                                       -----------           -----------         ----------       -----------

                               TOTAL CURRENT ASSETS     18,946,645                     0          9,602,693         9,343,952

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                       0      (G)   (6,034,140)         6,034,140                 0
  Intercompany receivables and payables                          0                     0          5,116,348        (5,116,348)

Property, Plant and Equipment - net of accumulated
  depreciation                                           9,545,605                     0             73,488         9,472,117

Other Assets:
  Excess of acquisition cost over value of net assets
   acquired - net                                        1,583,616      (G)    1,583,616                  0                 0
  Cash surrender value of SERP life insurance            2,170,280                     0          1,954,788           215,492
  Marketable securities                                  3,307,221                     0          3,307,221                 0
  Deposits and other                                        56,031                     0             44,489            11,542
                                                       -----------           -----------        -----------       -----------

                                       TOTAL ASSETS    $35,609,398           $(4,450,524)       $26,133,167       $13,926,755
                                                       ===========           ===========        ===========       ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities             $ 2,433,265          $          0        $    28,774       $ 2,404,491
  Income taxes payable                                   1,076,708                     0          1,066,708            10,000
  Current portion of capital lease obligations              31,293                     0                  0            31,293
                                                       -----------           -----------         ----------       -----------

                          TOTAL CURRENT LIABILITIES      3,541,266                     0          1,095,482         2,445,784
                                                       -----------           -----------         ----------       -----------

Long-Term Liabilities:
  Accrued SERP liability                                 1,233,217                     0          1,111,528           121,689
  Capital lease obligations                                 26,485                     0                  0            26,485
                                                       -----------           -----------         ----------       -----------
                        TOTAL LONG-TERM LIABILITIES      1,259,702                     0          1,111,528           148,174
                                                       -----------           -----------         ----------       -----------
                                  TOTAL LIABILITIES      4,800,968                     0          2,207,010         2,593,958
                                                       -----------           -----------         ----------       -----------

Non-Owned Interests                                      6,882,273  (E)(G)     6,882,273                  0                 0
                                                       -----------           -----------         ----------       -----------

Stockholders' Equity:
  Common stock                                             118,947      (G)     (175,486)           118,947           175,486
  Class B Common stock                                      29,348      (G)      (11,904)            29,348            11,904
  Additional paid-in capital                             7,527,278      (G)   (4,000,424)         7,527,278         4,000,424
  Retained earnings                                     16,250,584   (F)(G)   (8,334,596)        16,250,584         8,334,596
  Treasury stock                                                 0      (G)    1,189,613                  0        (1,189,613)
                                                       -----------           -----------         ----------       -----------
                         TOTAL STOCKHOLDERS' EQUITY     23,926,157           (11,332,797)        23,926,157        11,332,797
                                                       -----------           -----------         ----------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $35,609,398           $(4,450,524)       $26,133,167       $13,926,755
                                                       ===========           ===========        ===========       ===========

                                                   CERBCO, Inc.
                                         CONSOLIDATING ELIMINATION ENTRIES
                                                 DECEMBER 31, 2000
                                                    (unaudited)

                                  (A)
Investment income                                      $109,012
  Interest expense                                                    $109,012
To eliminate interest expense paid by
  Insituform East to CERBCO in the
  three months ended December 31, 2000.

                                  (B)
Non-owned interests                                    $241,934
  Non-owned interests in loss of subsidiary                           $241,934
To record non-owned interests in loss of Insituform East for the three months ended December 31, 2000.

                                  (C)
Current quarter loss adjustments                       $241,934
  Retained earnings                                                   $241,934
To close out impact of eliminating entries on three months' statement of operations.

                                  (D)
Investment income                                      $211,797
  Interest expense                                                    $211,797
To eliminate interest expense paid by
  Insituform East to CERBCO in the
  six months ended December 31, 2000.

                                  (E)
Non-owned interests                                    $116,751
  Non-owned interests in loss of subsidiary                           $116,751
To record non-owned interests in loss of Insituform East for the six months ended December 31, 2000.

                                  (F)
Current period loss adjustments                        $116,751
  Retained earnings                                                   $116,751
To close out impact of eliminating entries on six months' statement of operations.

                                  (G)
Common stock                                         $  175,486
Class B stock                                            11,904
Additional paid-in capital                            4,000,424
Retained earnings                                     8,451,347
Excess of acquisition cost over
  value of net assets acquired                        1,583,616
  Treasury stock                                                    $1,189,613
  Non-owned interests                                                6,999,024
  Investment in subsidiary                                           6,034,140
To eliminate investments in consolidated subsidiaries.